
                                              EXHIBIT 2
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                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                      Smith Barney Fund Management LLC is an investment adviser in accordance with
                                              Section 240.13d -1(b)(1)(ii)(E).

                          Each of the undersigned hereby affirms the identification and Item 3
                                Classification of the subsidiary(s) which acquired the
                                       securities filed for in this Schedule 13G.



                    Date: February 4, 2005


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary